AXP(R)
  Insured
      Tax-Exempt
          Fund

                                                                   Annual Report
                                                            for the Period Ended
                                                                   June 30, 2005

AXP Insured Tax-Exempt Fund seeks to provide shareholders with a high level of income generally exempt from federal income tax and preservation of shareholders' capital.

(This annual report is intended only for the information of shareholders or those who have received the offering prospectus of the Fund, which contains information about the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.)

Table of Contents

Fund Snapshot                              3

Performance Summary                        4

Questions & Answers with
   Portfolio Management                    5

The Fund's Long-term Performance          10

Investments in Securities                 12

Financial Statements                      22

Notes to Financial Statements             25

Report of Independent Registered
   Public Accounting Firm                 34

Federal Income Tax Information            35

Fund Expenses Example                     39

Board Members and Officers                41

Approval of Investment
   Management Services Agreement          44

Proxy Voting                              46

CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company (American Express) announced plans to pursue a spin off to American Express shareholders of its American Express Financial Advisors division. The separation from American Express is expected to be completed on or after Sept. 30, 2005, subject to certain regulatory and other approvals, including final approval by the board of directors of American Express. On Aug. 1, 2005, American Express Financial Corporation and several of its companies, through which the products and services of the American Express Financial Advisors division are offered, changed their names in anticipation of their separation from American Express. American Express Financial Corporation, which currently provides investment management services for the American Express Funds, changed its name to Ameriprise Financial, Inc. (Ameriprise Financial), the parent company of the Ameriprise Financial family of companies. American Express Financial Advisors Inc., which is currently the distributor of the American Express Funds, changed its name to Ameriprise Financial Services, Inc., a wholly owned subsidiary of Ameriprise Financial. Ameriprise Financial and American Express will be independent companies, with separate public ownership, boards of directors and management. No changes in the management or operations of the funds or in the services provided to the funds are anticipated in connection with the reorganization.

After the expected separation from American Express, Ameriprise Financial and its subsidiaries will no longer be affiliated with American Express.

As part of a corporate reorganization, Ameriprise Financial will be introducing the RiverSourceSM brand which, with the approval of the American Express Funds' Boards of Directors, will replace "American Express" as the name of the fund family. The RiverSource brand will also be used for certain subsidiaries of Ameriprise Financial that provide services to the funds. The transition to the RiverSource name, which began on Aug. 1, 2005 will be substantially completed in the fourth quarter 2005, and will be subsequently communicated to shareholders.

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2   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Fund Snapshot
        AT JUNE 30, 2005

PORTFOLIO MANAGER

Portfolio manager                 Since               Years in industry
David Kerwin, CFA*                8/04                       20

* The Fund is managed by a team of portfolio managers led by David Kerwin.

FUND OBJECTIVE

The Fund seeks to provide shareholders with a high level of income generally exempt from federal income tax and preservation of shareholders' capital.

Inception dates by class
A: 8/18/86    B: 3/20/95   C: 6/26/00   Y: 3/20/95

Ticker symbols by class
A: IINSX      B: IINBX     C: --        Y: --

Total net assets                                         $375.9 million

Number of holdings                                                  135

Effective maturity(1)                                        14.0 years

Effective duration(2)                                         7.0 years

Weighted average bond rating(3)                                     AAA

(1) Effective maturity measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.

(2) Effective duration measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.

(3) Weighted average bond rating represents the average credit quality of the underlying bonds in the portfolio.

STYLE MATRIX

Shading within the style matrix indicates areas in which the Fund generally invests.

        DURATION
SHORT    INT.   LONG
          X       X     HIGH
                        MEDIUM   QUANTITY
                        LOW

TOP TEN STATES

Percentage of portfolio assets

California                                                        17.9%
New York                                                          11.6
Texas                                                              7.5
Illinois                                                           6.9
Georgia                                                            5.4
Pennsylvania                                                       4.1
Ohio                                                               3.6
Florida                                                            3.5
Michigan                                                           3.5
Colorado                                                           3.4

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

CREDIT QUALITY SUMMARY

Percentage of portfolio assets excluding cash equivalents

AAA bonds                                                          100%

Individual security ratings are based on information from Standard & Poor's Corp. and Moody's Investors Service. If a rating is unavailable, the rating is determined through an internal analysis, if appropriate.

Certain income may be subject to the alternative minimum tax or state or local tax.

Fund holdings are subject to change.

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3   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Performance Summary

[BAR CHART]

                             PERFORMANCE COMPARISON
                        For the year ended June 30, 2005

                       +7.06%    +8.73%   +7.67%   +8.19%

+7.06% = AXP Insured Tax-Exempt Fund Class A (excluding sales charge) +8.73% = Lehman Brothers Insured 3 Plus Muncipal Bond Index (unmanaged) +7.67% = Lipper Insured Municipal Debt Funds Index
+8.19% = Lehman Brothers Municipal Insured Bond Index

(see "The Fund`s Long-term Performance" for Index descriptions) The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.ameriprise.com.

The 4.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS
                              Class A               Class B                  Class C              Class Y
(Inception dates)            (8/18/86)             (3/20/95)                (6/26/00)            (3/20/95)
                                                          After                    After
                        NAV(1)    POP(2)      NAV(1)     CDSC(3)       NAV(1)     CDSC(4)         NAV(5)
at June 30, 2005
1 year                  +7.06%    +1.98%      +6.26%     +1.26%        +6.25%     +5.25%          +7.09%
3 years                 +4.75%    +3.07%      +3.97%     +2.73%        +3.96%     +3.96%          +4.98%
5 years                 +5.71%    +4.68%      +4.92%     +4.59%        +4.96%     +4.96%          +5.94%
10 years                +5.33%    +4.82%      +4.54%     +4.54%          N/A        N/A           +5.52%
Since inception         +6.19%    +5.92%      +4.45%     +4.45%        +5.00%     +5.00%          +5.42%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 4.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to institutional investors only.

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4   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Questions & Answers
                WITH PORTFOLIO MANAGEMENT

Below, Portfolio Manager David Kerwin discusses the Fund's positioning and results for the fiscal year. On Aug. 20, 2004, Mr. Kerwin assumed leadership of the Fund's portfolio management team.

Q:  How did AXP Insured Tax-Exempt Fund perform for the fiscal year?

A: AXP Insured Tax-Exempt Fund's Class A shares (excluding sales charge) rose 7.06% for the 12 months ended June 30, 2005. The Fund underperformed the Lehman Brothers Insured 3 Plus Year Municipal Bond Index and the Lehman Brothers Municipal Insured Bond Index (Lehman Insured Index), which gained 8.73% and 8.19%, respectively. The Lipper Insured Municipal Debt Funds Index, representing the Fund's peer group, advanced 7.67% over the same period.

Q: What factors most significantly affected performance during the annual period?

A: Overall, the tax-exempt bond market had a relatively strong period, despite seven additional interest rate hikes by the Federal Reserve Board (the Fed) during the 12 months, following the initial rate hike of this tightening cycle made on June 30, 2004. The tax-exempt bond market, as measured by the Lehman Brothers Municipal Bond Index(1), provided an 8.24% return for the 12 months ended June 30, 2005, significantly outperforming the taxable bond market, as measured by the Lehman Brothers Aggregate Bond Index(2), which provided a 6.80% return for the annual period.

    The Fund underperformed due primarily to its strong exposure to the intermediate segment of the municipal yield curve. As in the taxable bond market, the municipal yield curve flattened, as the difference in yields between short- and long-term securities narrowed. This flattening of the yield curve had a greater positive price impact on the longer-term bonds than on intermediate bonds.

SEC YIELDS

                        Class A      Class B      Class C      Class Y
At June 30, 2005         2.72%        2.10%        2.10%        3.13%

The Securities and Exchange Commission (SEC) yield is calculated by dividing anticipated net investment income during a 31-day period by the public offering price (POP) per share on the last day of the period, and converting the results to yearly figures. See Average Annual Total Returns on page 4 for additional performance information.

(1) The Lehman Brothers Municipal Bond Index, an unmanaged index, is made up of a representative list of general obligation, revenue, insured and pre-refunded bonds. The index is frequently used as a general measure of tax-exempt bond market performance. However, the securities used to create the index may not be representative of the bonds held in the Fund. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(2) The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. However, the securities used to create the index may not be representative of the bonds held in the Fund. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

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5   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> The Fund underperformed due primarily to its strong exposure to the intermediate segment of the municipal yield curve. [END CALLOUT QUOTE]

    Also detracting from performance was the Fund's duration positioning. We had extended duration somewhat during the period, but still maintained a duration shorter than that of the Lehman Insured Index in anticipation of rising rates. Instead, rates across the municipal yield curve actually fell.

    Another negative factor during the period was the Fund's concentration in non-callable bonds, which were unexpectedly more volatile than callable bonds during the period. Callable bonds are redeemable by the issuer before the scheduled maturity, sometimes at a premium price. Bonds are usually called when interest rates fall so significantly that the issuer can save money by floating new bonds at lower rates.

    On the positive side, the Fund's reduced exposure to shorter-term bonds (i.e., five years and under) and its exposure mix on the front-end of the yield curve helped returns. For example, we selectively added "mandatory put bonds" and high-quality zero coupon bonds as substitutes for the short-term bonds in order to increase yields without increasing risk. Mandatory put bonds, sometimes known as mandatory tenders, contain a provision that a holder of the security surrender the security to the issuer or its agent for purchase, usually at par, at some date or dates prior to the final stated maturity. Zero coupon municipal bonds are securities that make no periodic interest payments but are sold at a discount from their face value and mature at par. The accretion of the bonds' price from a discount to par is usually considered as tax-exempt income for the Fund.

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6   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> We intend to position the Fund for ongoing U.S. economic recovery and still higher interest rates. [END CALLOUT QUOTE]

    The Fund was further buoyed by its shift within the long-term end of the yield curve, somewhat reducing exposure to 30-year bonds and increasing exposure to 20-year bonds. At the long-term end of the curve, we also sought opportunities to add some lower coupon bonds, which, often overlooked by the broad market, offered higher yield. These lower coupon bonds performed well and contributed positively to the Fund's returns.

Q:  What changes did you make to the Fund and how is it currently positioned?

A: We focused on further diversifying the portfolio by bond maturity, coupon and call dates. We believe this disciplined approach to portfolio diversification -- across multiple parameters -- should help reduce the volatility and risks associated with interest rate movements and produce more consistent returns for the Fund over the long term. Indeed, over the second half of the fiscal year, the impact of the Fund's yield curve positioning on its results was mitigated, as we moved from a concentration in intermediate-term bonds to a more laddered structure, whereby maturities are staggered so that bonds in the portfolio come due periodically. We sought opportunities to carry out tactical strategies and at the same time, to further diversify by sector, geography and among insurers as well.

    Also, we adjusted the Fund's duration somewhat as part of the transition to a new benchmark, the Lehman Brothers Insured 3 Plus Year Municipal Bond Index, which was approved in April. We feel that this new benchmark more precisely reflects the actual strategy of the Fund.

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7   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Questions & Answers

Q:  How do you intend to manage the Fund in the coming months?

A: We intend to position the Fund for ongoing U.S. economic recovery and still higher interest rates, as these themes are likely to continue to weigh on the fixed income markets through the summer. Indeed, as nearly all signs of any material slowdown in U.S. growth have reversed or been revised away, we believe the market's focus will again return to our long-held reasons why the Fed will continue to raise interest rates, namely robust U.S. economic growth and building inflation pressures. In addition, the Fed has signaled some concern over "frothy" housing markets in certain regions. Thus, we believe the Fed is keenly aware that excess monetary stimulus has fueled speculation in the housing market and that its likely response is to raise rates until this market cools noticeably. We anticipate that the yield curve may flatten a bit more in the near term but that after an extended period of yield curve flattening, the yield spread between short- and long-term maturities may stabilize somewhat in the months ahead with more parallel shifts across the yield curve.

    Typically, rising rates are negative for the bond market. However, municipal bonds have historically weathered this environment better than taxable bonds. It is important to note that we do not make significant Fund management

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                                    Class A
                                         Short-term       Long-term
Fiscal year ended             Income    capital gains   capital gains    Total
June 30, 2005                  $0.18        $0.01           $0.02        $0.21
June 30, 2004                   0.19           --            0.06         0.25
June 30, 2003                   0.21           --            0.14         0.35
June 30, 2002                   0.23           --              --         0.23
June 30, 2001                   0.27           --              --         0.27

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8   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Questions & Answers

    decisions based on interest rate forecasts, but rather stick to our discipline of staying fully invested to maintain a high level of tax-exempt income and to diversify our portfolio.

    Given this view, we plan to maintain the Fund's duration moderately shorter than that of its Lehman Insured Index for the near term. We also intend to maintain our focus on seeking insured securities with good structure and on further diversifying the portfolio. The Fund's emphasis continues to be on preservation of capital and a high level of income generally exempt from federal income tax.

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9   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart on the facing page illustrates the total value of an assumed $10,000 investment in AXP Insured Tax-Exempt Fund Class A shares (from 7/1/95 to 6/30/05) as compared to the performance of three widely cited performance indices, the Lehman Brothers Insured 3 Plus Year Municipal Bond Index, the Lipper Insured Municipal Debt Funds Index and the Lehman Brothers Municipal Insured Bond Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 4.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

Recently, the Fund's investment manager recommended to the Fund that the Fund change its comparative index from the Lehman Brothers Municipal Insured Bond Index to the Lehman Brothers Insured 3 Plus Year Municipal Bond Index. The investment manager made this recommendation because the new index more closely represents the Fund's holdings. Both indexes are shown in this transition year. In the future, however, only the Lehman Brothers Insured 3 Plus Year Municipal Bond Index will be included.

The performance information shown represents past performance and is not a guarantee of future results. The value of your investment and returns will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Returns do not reflect taxes payable on distributions and redemptions. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.ameriprise.com. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS

Results as of June 30, 2005                                                                                           Since
                                                                 1 year      3 years      5 years     10 years    inception(4)
AXP Insured Tax-Exempt Fund (includes sales charge)
Class A  Cumulative value of $10,000                            $10,198      $10,950      $12,570      $16,009      $29,596
         Average annual total return                             +1.98%       +3.07%       +4.68%       +4.82%       +5.92%
Lehman Brothers Insured 3 Plus Year Municipal Bond Index(1)
         Cumulative value of $10,000                            $10,873      $12,008      $14,270      $19,028          N/A
         Average annual total return                             +8.73%       +6.29%       +7.37%       +6.64%          N/A
Lipper Insured Municipal Debt Funds Index(2)
         Cumulative value of $10,000                            $10,767      $11,652      $13,528      $17,268      $32,330
         Average annual total return                             +7.67%       +5.23%       +6.23%       +5.62%       +6.40%
Lehman Brothers Municipal Insured Bond Index(3)
         Cumulative value of $10,000                            $10,819      $11,893      $14,071      $18,709          N/A
         Average annual total return                             +8.19%       +5.95%       +7.07%       +6.46%          N/A

See footnotes to the Comparative Results table on facing page.

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10   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

[LINE CHART]

                                    VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN AXP INSURED TAX-EXEMPT FUND

AXP Insured Tax-Exempt Fund Class A
  (excluding sales charge)         $9,525  $10,121  $10,838  $11,669  $11,876  $12,129  $13,218  $13,928  $15,046  $14,953  $16,009
Lehman Brothers Insured 3 Plus
  Muncipal Bond Index(1)
  (unmanaged)                     $10,000  $10,669  $11,565  $12,623  $12,931  $13,334  $14,767  $15,845  $17,437  $17,500  $19,028
Lipper Insured Municipal Debt
  Funds Index(2)                  $10,000  $10,576  $11,366  $12,287  $12,471  $12,763  $13,981  $14,821  $16,091  $16,038  $17,268
Lehman Brothers Municipal
  Insured Bond Index(3)           $10,000  $10,661  $11,537  $12,566  $12,889  $13,298  $14,680  $15,728  $17,224  $17,293  $18,709
                                    '95      '96      '97      '98      '99      '00      '01      '02      '03      '04      '05

Results for other share classes can be found on page 4.

(1) The Lehman Brothers Insured 3 Plus Year Municipal Bond Index, an unmanaged index, is a market value-weighted index of insured investment-grade fixed-rate municipal bonds with maturities of three years or more.

(2) The Lipper Insured Municipal Debt Funds Index includes the 10 largest municipal debt funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

(3) The Lehman Brothers Municipal Insured Bond Index, an unmanaged index, is a total return benchmark designed for long-term municipal assets. The index includes insured bonds that are issued as part of a deal of at least $50 million, have an amount outstanding of at least $5 million, have a maturity of one year or greater, and have been issued after Dec. 31, 1990. The index results assume the reinvestment of all capital gain and dividend distributions. However, the securities used to create the index may not be representative of the bonds held in the Fund.

(4) Fund data is from Aug. 18, 1986. Lipper peer group data is from Sept. 1, 1986. The Fund began operating before the inception of the Lehman Brothers Insured 3 Plus Year Municipal Bond Index and the Lehman Brothers Municipal Insured Bond Index.

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11   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Investments in Securities

AXP Insured Tax-Exempt Fund

June 30, 2005

(Percentages represent value of investments compared to net assets)

Municipal bonds (93.9%)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Alabama (2.0%)
Alabama Public School & College Authority
  Revenue Bonds
  Capital Improvement
  Series 1999D (FSA)
   08-01-18               5.50%            $5,000,000               $5,449,200
City of Birmingham
  Unlimited General Obligation Refunding Warrants
  Series 2003A (AMBAC)
   06-01-13               5.25              1,755,000                1,973,111
Total                                                                7,422,311

Arizona (0.9%)
Arizona School Facilities Board
  Revenue Bonds
  State School Trust
  Series 2004A (AMBAC)
   07-01-18               5.75              2,750,000                3,207,380

Arkansas (0.1%)
Arkansas Development Finance Authority
  Revenue Bonds
  Series 2000B (AMBAC) A.M.T.
   12-01-20               5.80                500,000                  525,890

California (15.6%)
California Rural Home Mortgage Finance Authority
  Revenue Bonds
  Mortgage-backed Securities Program
  Series 1997A-2
  (GNMA/FNMA/FHLMC) A.M.T.
   09-01-29               7.00                 90,000                   90,666
California State Department of Water Resources
  Revenue Bonds
  Series 2002A (MBIA)
   05-01-09               5.25              8,000,000                8,656,720

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

California (cont.)
City & County of San Francisco
  Unlimited General Obligation Bonds
  Neighborhood Recreation & Park
  Series 2004A (MBIA)
   06-15-23               5.00%            $4,795,000               $5,137,843
Delta Counties Home Mortgage Finance Authority
  Revenue Bonds
  Mortgage-backed Securities
  Series 1998A (MBIA/GNMA/FNMA) A.M.T.
   06-01-24               6.70                 95,000                   95,519
Fairfield-Suisun Unified School District
  Unlimited General Obligation Bonds
  Election 2002
  Series 2004 (MBIA)
   08-01-28               5.50              3,000,000                3,388,080
San Diego Convention Center Expansion Financing Authority
  Revenue Bonds
  Series 1998A (AMBAC)
   04-01-12               5.25              3,065,000                3,299,932
San Diego Unified School District
  Unlimited General Obligation Bonds
  Election 1998
  Series 2002D (FGIC)
   07-01-21               5.25              2,850,000                3,201,918
San Francisco State Building Authority
  Revenue Bonds
  San Francisco Civic Center Complex
  Series 1996A (AMBAC)
   12-01-16               5.25              4,000,000                4,209,000
Southern California Public Power Authority
  Refunding Revenue Bonds
  San Juan Power Project
  Series 2005A (FSA)
   01-01-15               5.00              1,000,000                1,112,510

See accompanying notes to investments in securities.
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12   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

California (cont.)
State of California
  Unlimited General Obligation Bonds
  Series 2000 (MBIA)
   09-01-13               5.25%            $2,000,000               $2,207,260
State of California
  Unlimited General Obligation Bonds
  Series 2003 (FGIC)
   11-01-20               5.25              1,000,000                1,104,790
State of California
  Unlimited General Obligation Bonds
  Series 2003 (MBIA)
   02-01-27               5.25              5,000,000                5,424,950
State of California
  Unlimited General Obligation Bonds
  Series 2004A (FGIC)
   07-01-17               5.00              4,000,000                4,323,720
State of California
  Unlimited General Obligation Bonds
  Series 2004A (MBIA)
   07-01-11               5.00              5,900,000                6,504,750

State of California
  Unlimited General Obligation Bonds
  Various Purpose
  Series 2005 (AMBAC)
   03-01-35               4.50              3,860,000                3,865,790
State of California
  Unlimited General Obligation Bonds
  Various Purpose
  Series 2004 (FSA)
   12-01-22               5.25              2,500,000                2,747,750
Sweetwater Union High School District
  Certificate of Participation
  Series 2002 (FSA)
   09-01-21               5.00              3,255,000                3,504,854
Total                                                               58,876,052

Colorado (2.5%)
Broomfield
  Certificate of Participation
  Open Space Park & Recreation Facilities
  Series 2000 (AMBAC)
   12-01-20               5.50              1,000,000                1,095,580
Colorado Educational & Cultural Facilities Authority
  Refunding & Improvement Revenue Bonds
  University Lab School
  Series 2004 (XLCA)
   06-01-33               5.00              2,000,000                2,113,180

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Colorado (cont.)
Colorado Health Facilities Authority
  Revenue Bonds
  Liberty Heights
  Zero Coupon
  Series 1991B Escrowed to Maturity
   07-15-24               4.77%            $5,000,000(b)            $2,079,050
University of Colorado
  Certificate of Participation
  Master Lease Purchase Agreement
  Series 2003A (AMBAC)
   06-01-23               5.00              3,700,000                3,943,275
Total                                                                9,231,085

District of Columbia (0.8%)
Metropolitan Washington Airports Authority
  Revenue Bonds
  Series 2001II Inverse Floater
  (MBIA) A.M.T.
   10-01-27               8.49              2,500,000(g)             2,871,650

Florida (3.5%)
Broward County School Board
  Certificate of Participation
  Series 2003 (MBIA)
   07-01-24               5.00              3,000,000                3,197,010
County of Leon
  Pre-refunded Certificate of Participation
  Master Lease Program
  Series 1997 (MBIA)
   07-01-17               5.13              1,960,000                2,071,073
Florida Board of Education
  Revenue Bonds
  Series 2000C (FGIC)
   07-01-16               5.25              4,000,000                4,369,400
Jacksonville
  Refunding & Improvement Revenue Bonds
  Series 2002A (AMBAC)
   10-01-13               5.50              3,030,000                3,476,531
Total                                                               13,114,014

Georgia (5.3%)
Burke County Development Authority
  Revenue Bonds
  Georgia Power Company Plant Vogtle
  1st Series 2005 (FGIC)
   05-01-34               4.75              3,000,000                3,020,370

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
13   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Georgia (cont.)
Cherokee County Water & Sewer Authority
  Revenue Bonds
  Series 1995 Escrowed to Maturity (MBIA)
   08-01-25               5.20%              $535,000                 $588,441
Cherokee County Water & Sewer Authority
  Un-refunded Balance Revenue Bonds
  Series 1995 (MBIA)
   08-01-25               5.20              2,665,000                3,071,226
City of Atlanta
  Refunding Revenue Bonds
  Series 1994A Escrowed to Maturity (AMBAC)
   01-01-08               6.50              2,750,000                2,995,465
City of Atlanta
  Revenue Bonds
  Series 2000B (FGIC) A.M.T.
   01-01-08               5.63              3,190,000                3,372,659
County of Fulton
  Revenue Bonds
  Series 1992 Escrowed to Maturity (FGIC)
   01-01-14               6.38              3,125,000                3,663,032
County of Fulton
  Un-refunded Balance Revenue Bonds
  Series 1992 (FGIC)
   01-01-14               6.38                125,000                  146,521
Coweta County Development Authority
  Revenue Bonds
  Georgia Power Company - Plant Yates Project
  Series 2001 (AMBAC)
   09-01-18               4.35              3,000,000                3,000,810
Total                                                               19,858,524

Illinois (6.8%)
City of Chicago
  Unlimited General Obligation Bonds
  Series 2004A (FSA)
   01-01-19               5.25              2,500,000                2,760,850
City of Chicago
  Unlimited General Obligation Project & Refunding Bonds
  Series 2001A (MBIA)
   01-01-31               5.00              4,000,000                4,175,400
County of Cook
  Unlimited General Obligation Bonds
  Series 2001A (FGIC)
   11-15-29               5.25              3,310,000                3,515,121

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Illinois (cont.)
Lake County Community High School District #127 Grayslake
  Unlimited General Obligation Bonds
  Capital Appreciation
  Zero Coupon
  Series 2002B (FGIC)
   02-01-16               5.32%            $4,000,000(b)            $2,588,600
Metropolitan Pier & Exposition Authority
  Revenue Bonds
  McCormick Place Expansion Project
  Series 2002A (MBIA)
   06-15-42               5.25              4,000,000                4,275,480
Southern Illinois University
  Revenue Bonds
  Capital Appreciation Housing & Auxiliary
  Zero Coupon
  Series 1999A (MBIA)
   04-01-26               5.55              4,000,000(b)             1,511,120
St. Clair County Public Building Commission
  Revenue Bonds
  Capital Appreciation
  Zero Coupon
  Series 1997B (FGIC)
   12-01-14               5.95              2,000,000(b)             1,370,560
State of Illinois
  Unlimited General Obligation Bonds
  1st Series 2001 (FSA)
   05-01-26               5.25              3,500,000                3,754,975
State of Illinois
  Unlimited General Obligation Bonds
  1st Series 2002 (MBIA)
   07-01-10               5.38              1,500,000                1,655,070
Total                                                               25,607,176

Indiana (2.3%)
Clark-Pleasant Community School Building Corporation
  Revenue Bonds
  1st Mortgage
  Series 2001 (AMBAC)
   07-15-16               5.50              1,000,000                1,118,850
Indiana Health Facility Financing Authority
  Refunding Revenue Bonds
  Columbus Regional Hospital
  Series 1993 (FSA)
   08-15-15               7.00              5,000,000                6,270,050

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
14   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Indiana (cont.)
Indiana University
  Revenue Bonds
  Student Fee
  Series 2003O (FGIC)
   08-01-22               5.00%            $1,000,000               $1,068,360
Total                                                                8,457,260

Kansas (0.1%)
Sedgwick & Shawnee Counties
  Revenue Bonds
  Mortgage-backed Securities
  Series 1997A-1 (GNMA) A.M.T.
   06-01-29               6.95                475,000                  497,886

Kentucky (0.4%)
Kentucky Turnpike Authority
  Refunding Revenue Bonds
  Revitalization Project
  Series 2001A (AMBAC)
   07-01-13               5.50              1,275,000                1,456,088

Louisiana (1.2%)
Lafayette Public Power Authority
  Refunding Revenue Bonds
  Series 2003A (AMBAC)
   11-01-12               5.00              1,180,000                1,300,572
Lafayette Public Power Authority
  Refunding Revenue Bonds
  Series 2003B (AMBAC)
   11-01-11               5.00              2,800,000                3,070,900
Total                                                                4,371,472

Maine (1.1%)
Maine Turnpike Authority
  Revenue Bonds
  Series 2003 (AMBAC)
   07-01-26               5.00              3,750,000                3,988,350

Massachusetts (2.4%)
Commonwealth of Massachusetts
  Unlimited General Obligation Bonds
  Series 2002II Inverse Floater (FGIC)
   11-01-15               8.61              5,000,000(g)             6,606,400
Fall River
  Limited General Obligation Bonds
  Series 2003 (FSA)
   02-01-16               5.25              2,140,000                2,408,099
Total                                                                9,014,499

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Michigan (3.5%)
Detroit
  Revenue Bonds
  Senior Lien
  Series 2003A (MBIA)
   07-01-21               5.00%            $1,350,000               $1,451,061
Detroit
  Unlimited General Obligation Bonds
  Series 2001A-1 (MBIA)
   04-01-15               5.38              1,940,000                2,158,172
Jackson Public Schools
  Pre-refunded Unlimited General Obligation Bonds
  Series 1999 (FGIC)
  (Qualified School Bond Loan Fund)
   05-01-22               5.38              1,000,000                1,105,320
Lincoln Park School District
  Pre-refunded Unlimited General Obligation Bonds
  Series 1996 (FGIC)
  (Qualified School Bond Loan Fund)
   05-01-26               5.90              1,500,000                1,554,750
Michigan Municipal Bond Authority
  Revenue Bonds
  State Revolving Fund
  Series 1997
   10-01-14               5.25              2,250,000                2,377,643
Michigan Public Power Agency
  Refunding Revenue Bonds
  Belle River Project
  Series 2002A (MBIA)
   01-01-14               5.25              2,000,000                2,251,920
Western Township Utilities Authority
  Limited General Obligation Bonds
  Series 2002 (FGIC)
   01-01-10               5.00              2,000,000                2,163,220
Total                                                               13,062,086

Minnesota (0.6%)
Minneapolis & St. Paul Metropolitan Airports Commission
  Refunding Subordinated Revenue Bonds
  Series 2005C (FGIC)
   01-01-26               5.00              2,000,000                2,135,420

Mississippi (0.2%)
Mississippi Home Corporation
  Revenue Bonds
Series 1997H-Cl 6 (GNMA/ FNMA) A.M.T.
   12-01-29               6.70                785,000                  843,435

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
15   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Missouri (1.9%)
City of Sikeston
  Refunding Revenue Bonds
  Series 1992 (MBIA)
   06-01-10               6.20%            $6,370,000               $7,249,124

Nebraska (1.0%)
Nebraska Public Power District
  Pre-refunded Revenue Bonds
  Series 1998A (MBIA)
   01-01-14               5.25              3,340,000                3,569,692
Nebraska Public Power District
  Unrefunded Revenue Bonds
  Series 1998A (MBIA)
   01-01-14               5.25                160,000                  169,691
Total                                                                3,739,383

New Jersey (1.3%)
New Jersey Economic Development Authority
  Pre-refunded Revenue Bonds
  School Facilities & Construction
  Series 2004G (AMBAC)
   09-01-21               5.00              2,500,000                2,788,275
New Jersey Economic Development Authority
  Revenue Bonds
  Cigarette Tax
  Series 2004 (FGIC)
   06-15-11               5.00              2,000,000                2,168,560
Total                                                                4,956,835

New York (11.5%)
City of New York
  Unlimited General Obligation Bonds
  Series 2004E (FSA)
   11-01-22               5.00              2,600,000                2,813,096
Metropolitan Transportation Authority
  Revenue Bonds
  Series 2002A (FSA)
   11-15-25               5.25              4,000,000                4,366,400
New York City Health & Hospital Corporation
  Revenue Bonds
  Health System
  Series 2002A (FSA)
   02-15-18               5.50              2,150,000                2,397,616
   02-15-19               5.50              1,250,000                1,393,963

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

New York (cont.)
New York City Transitional Finance Authority
  Revenue Bonds
  Future Tax Secured
  Series 2002C Escrowed to Maturity (FSA)
   08-01-10               5.25%            $1,000,000               $1,105,560
New York City Transitional Finance Authority
  Revenue Bonds
  Future Tax Secured
  Series 2003E (MBIA)
   02-01-20               5.25              2,000,000                2,197,440
New York Mortgage Agency
  Revenue Bonds
  35th Series 2005 A.M.T.
   10-01-30               4.80              2,460,000                2,469,323
New York State Dormitory Authority
  Revenue Bonds
  Mental Health Services Facilities Improvement
  Series 2005B (AMBAC)
   02-15-30               5.00              4,000,000                4,273,520
New York State Dormitory Authority
  Revenue Bonds
  Montefiore Hospital
  Series 2004 (FGIC/FHA)
   08-01-19               5.00              2,000,000                2,184,280
New York State Dormitory Authority
  Revenue Bonds
  School District Financing Program
  Series 2002D (MBIA)
   10-01-10               5.00              2,000,000                2,182,260
New York State Dormitory Authority
  Revenue Bonds
  Sloan-Kettering Memorial Center
  Series 2003 (MBIA)
   07-01-23               5.00              1,000,000                1,072,020
New York State Environmental Facilities Corporation
  Revenue Bonds
  Revolving Funds
  Series 2003
   06-15-32               5.00              2,500,000                2,659,850
New York State Thruway Authority
  Refunding Revenue Bonds
  Series 2002C (AMBAC)
   04-01-14               5.50              5,000,000                5,627,100

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
16   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

New York (cont.)
New York State Thruway Authority
  Revenue Bonds
  Series 2003A (MBIA)
   04-01-13               5.25%            $6,000,000               $6,762,239
New York State Thruway Authority
  Revenue Bonds
  Series 2003B (FSA)
   04-01-21               4.75              1,500,000                1,579,230
Total                                                               43,083,897

North Carolina (2.8%)
Concord
  Pre-refunded Certificate of Participation
  Series 1996B (MBIA)
   06-01-16               5.75              1,480,000                1,550,478
Kannapolis
  Revenue Bonds
  Series 2001B (FSA) A.M.T.
   02-01-21               5.25              1,000,000                1,086,520
North Carolina Capital Facilities Finance Agency
  Revenue Bonds
  Johnson & Wales University Project
  Series 2003A (XLCA)
   04-01-11               5.00              1,120,000                1,226,064
North Carolina Municipal Power Agency #1 Catawba
  Revenue Bonds
  Series 2003A (FGIC)
   01-01-12               5.50              4,805,000                5,435,656
Piedmont Triad Airport Authority
  Revenue Bonds
  Series 1999B (FSA) A.M.T.
   07-01-21               6.00              1,000,000                1,104,900
Total                                                               10,403,618

Ohio (3.6%)
City of Hamilton
  Refunding Revenue Bonds
  Series 2002A (FSA)
   10-15-25               4.70              4,800,000                4,967,424
Cleveland State University
  Revenue Bonds
  Series 2004 (FGIC)
   06-01-24               5.25              1,500,000                1,639,230

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Ohio (cont.)
Hamilton County Convention Facilities Authority
  Revenue Bonds
  First Lien
  Series 2004 (FGIC)
   12-01-33               5.00%            $2,500,000               $2,641,475
State of Ohio
  Revenue Bonds
  Case Western Reserve University Project
  Series 2004A (AMBAC)
   12-01-27               5.00              4,000,000                4,277,040
Total                                                               13,525,169

Oregon (1.4%)
Oregon State Bond Bank
  Revenue Bonds
  Oregon Economic Community Development Department
  Series 2000A (MBIA)
   01-01-19               5.50              2,520,000                2,716,006
Oregon State Department of Administrative Services
  Revenue Bonds
  Series 2003A (FSA)
   04-01-18               5.00              2,460,000                2,674,192
Total                                                                5,390,198

Pennsylvania (3.6%)
County of Allegheny
  Unlimited General Obligation Refunding Bonds
  Series 2003C (FSA)
   10-01-09               5.00              3,000,000                3,230,700
Garnet Valley School District
  Unlimited General Obligation Bonds
  Series 2001A (FGIC)
   02-15-25               5.00              2,600,000                2,739,568
Harrisburg Authority
  Pre-refunded Revenue Bonds
  Pooled Bond Program
  Series 1997II (MBIA)
   09-15-22               5.63              2,000,000                2,117,020
Lehigh County Industrial Development Authority
  Refunding Revenue Bonds
  PPL Electric Utilities Corporation Project
  Series 2003 (AMBAC)
   11-01-08               3.13              3,000,000                3,026,820

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
17   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Pennsylvania (cont.)
Lehigh County Industrial Development Authority
  Refunding Revenue Bonds
  PPL Electric Utilities Corporation Project
  Series 2005 (FGIC)
   02-15-27               4.75%            $1,000,000               $1,030,300
Robinson Township Municipal Authority
  Revenue Bonds
  Series 1989 Escrowed To Maturity (FGIC)
   11-15-19               6.00              1,290,000                1,547,884
Total                                                               13,692,292

Puerto Rico (2.0%)
Puerto Rico Electric Power Authority
  Revenue Bonds
  Residuals
  Series 2002 Inverse Floater (MBIA)
   07-01-17               8.64              3,750,000(c,g)           5,119,275
Puerto Rico Public Finance Corporation
  Revenue Bonds
  Commonwealth Appropriation
  Series 2004A (MBIA)
   02-01-12               5.25              2,000,000(c)             2,222,360
Total                                                                7,341,635

Rhode Island (0.5%)
Rhode Island Health & Educational Building Corporation
  Refunding Revenue Bonds
  Higher Education - Johnson & Wales
  Series 2003 (XLCA)
   04-01-11               5.00              1,865,000                2,036,487

South Carolina (1.0%)
Piedmont Municipal Power Agency
  Refunding Revenue Bonds
  Series 1991 (FGIC)
   01-01-21               6.25              1,000,000                1,269,900
South Carolina Transportation Infrastructure Bank
  Revenue Bonds
  Junior Lien
  Series 2001B (AMBAC)
   10-01-31               5.25              2,500,000                2,665,125
Total                                                                3,935,025

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Tennessee (0.3%)
Metropolitan Government Nashville & Davidson County
  Health & Educational Facilities Board
  Revenue Bonds
  Vanderbilt University
  Series 2005B-3 (MBIA)
   10-01-44               5.00%            $1,000,000               $1,076,650

Texas (7.4%)
Alief Independent School District
  Unlimited General Obligation Refunding Bonds
  School Building
  Series 2005
  (Permanent School Fund Guarantee)
   02-15-14               5.00              1,000,000                1,106,710
City of Houston
  Refunding Revenue Bonds
  Combination First Lien
  Series 2004A (FSA)
   05-15-22               5.25              4,660,000                5,097,947
Corsicana
  Refunding Revenue Bonds
  Series 1997A (FGIC)
   08-15-22               5.75              1,575,000                1,663,783
Cypress-Fairbanks Independent School District
  Unlimited General Obligation Refunding Bonds
  Series 2005
  (Permanent School Fund Guarantee)
   02-15-19               5.00              1,000,000                1,078,310
Lake Dallas Independent School District
  Unlimited General Obligation Refunding Bonds
  School Building
  Series 2004
  (Permanent School Fund Guarantee)
   08-15-37               5.00              3,000,000                3,133,740
Mission Consolidated Independent School District
  Unlimited General Obligation Refunding Bonds
  Series 2005
  (Permanent School Fund Guarantee)
   02-15-30               5.00              4,000,000                4,234,480

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
18   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)

Texas (cont.)
Raven Hills Higher Education Corporation
  Revenue Bonds
  Bobcat Village LLC-Southwest
  Series 2001A (AMBAC)
   06-01-17               5.38%            $1,460,000               $1,598,277
   06-01-18               5.38              1,535,000                1,672,705
Richardson Independent School District
  Unlimited General Obligation Bonds
  Series 2003
  (Permanent School Fund Guarantee)
   02-15-11               4.00              5,000,000                5,188,099
Wilson County Memorial Hospital District
  Limited General Obligation Bonds
  Series 2003 (MBIA)
   02-15-28               5.13              3,000,000                3,209,790
Total                                                               27,983,841

Utah (1.1%)
Utah Municipal Finance Cooperative
  Tax Allocation Bonds
  Capital Appreciation
  Zero Coupon
  Series 1990 (FSA)
   03-01-09               2.76              4,835,000(b)             4,267,081

Virginia (1.7%)
City of Hampton
  Revenue Bonds
  Series 2002 (AMBAC)
   01-15-28               5.13              3,000,000                3,207,360
   01-15-35               5.00              3,000,000                3,157,410
Total                                                                6,364,770

Washington (2.9%)
State of Washington
  Limited General Obligation Bonds
  Motor Vehicle Fuel Tax
  Series 2003B (FGIC)
   07-01-12               5.00              3,500,000                3,845,625
State of Washington
  Unlimited General Obligation Refunding Bonds
  Various Purpose
  Series 2005R-A (AMBAC)
   01-01-15               5.00              2,500,000                2,777,025

Municipal bonds (continued)
Name of                 Coupon               Principal                Value(a)
issuer and               rate                 amount
title of
issue(d,e)
Washington (cont.)
State of Washington
  Unlimited General Obligation Bonds
  Series 2005D (FSA)
   01-01-15               5.00%            $1,500,000               $1,666,215
Yakima County
  Limited General Obligation Bonds
  Series 2002 (AMBAC)
   12-01-21               5.00              2,425,000                2,593,392
Total                                                               10,882,257

West Virginia (0.7%)
West Virginia Higher Education Policy Commission
  Revenue Bonds
  Higher Education Facilities
  Series 2004B (FGIC)
   04-01-29               5.00              2,500,000                2,648,600

Total municipal bonds
(Cost: $339,776,237)                                              $353,117,440

Municipal notes (4.8%)
Issue(d,e,f)           Effective             Principal                Value(a)
                         yield                amount

California (2.0%)
California Housing Finance Agency
  Revenue Bonds
  Home Mortgage
  V.R.D.N. Series 2001J FSA A.M.T.
   02-01-32               2.36%            $1,000,000               $1,000,000
California Housing Finance Agency
  Revenue Bonds
  Home Mortgage
  V.R.D.N. Series 2002J MBIA A.M.T.
   02-01-33               2.36              1,900,000                1,900,000
California Housing Finance Agency
  Revenue Bonds
  Home Mortgage
  V.R.D.N. Series 2003U FSA A.M.T.
   02-01-31               2.36              2,600,000                2,600,000
   02-01-32               2.36              2,100,000                2,100,000
Total                                                                7,600,000

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
19   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Issue(d,e,f)           Effective             Principal                Value(a)
                         yield                amount

Colorado (0.9%)
Moffat County
  Refunding Revenue Bonds
  PacifiCorp Projects
  V.R.D.N. Series 1994
  (JP Morgan Chase Bank) AMBAC
   05-01-13               2.25%            $3,500,000               $3,500,000

Nevada (0.5%)
County of Clark
  Revenue Bonds
  Sub Lien
  V.R.D.N. Series 2001A
  (Labdesbank Baden-Wuerttemberg)
  FGIC A.M.T.
   07-01-36               2.30              2,000,000                2,000,000

Municipal notes (continued)
Issue(d,e,f)           Effective             Principal                Value(a)
                         yield                amount

Pennsylvania (0.4%)
Philadelphia Hospitals & Higher Education Facilities
Authority
  Revenue Bonds
  Childrens Hospital Project
  V.R.D.N. Series 2002C MBIA
   07-01-31               2.30%            $1,400,000               $1,400,000

Utah (0.9%)
County of Carbon
  Refunding Revenue Bonds
  Pacificorp Projects
  V.R.D.N. Series 1994 AMBAC
   11-01-24               2.25              3,500,000                3,500,000

Total municipal notes
(Cost: $18,000,000)                                                $18,000,000

Total investments in securities
(Cost: $357,776,237)(h)                                           $371,117,440

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) For zero coupon bonds, the interest rate disclosed represents the annualized effective yield on the date of acquisition.

(c) Municipal obligations include debt obligations issued by or on behalf of states, territories, possessions, or sovereign nations within the territorial boundaries of the United States. The securities represented 2.0% of net assets at June 30, 2005.

(d) The following abbreviations may be used in the portfolio security descriptions to identify the insurer of the issue:

        ACA       --    ACA Financial Guaranty Corporation

        AMBAC     --    Ambac Assurance Corporation

        BIG       --    Bond Investors Guarantee

        CGIC      --    Capital Guaranty Insurance Company

        FGIC      --    Financial Guaranty Insurance Company

        FHA       --    Federal Housing Authority

        FNMA      --    Federal National Mortgage Association

        FHLMC     --    Federal Home Loan Mortgage Corporation

        FSA       --    Financial Security Assurance

        GNMA      --    Government National Mortgage Association

        MBIA      --    MBIA Insurance Corporation

        XLCA      --    XL Capital Assurance

--------------------------------------------------------------------------------
20   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

(e)     The following abbreviations may be used in the portfolio descriptions:

        A.M.T.    --    Alternative Minimum Tax -- At June 30, 2005, the value
                        of securities subject to alternative minimum tax represented 6.0% of net assets.

        B.A.N.    --    Bond Anticipation Note

        C.P.      --    Commercial Paper

        R.A.N.    --    Revenue Anticipation Note

        T.A.N.    --    Tax Anticipation Note

        T.R.A.N.  --    Tax & Revenue Anticipation Note

        V.R.      --    Variable Rate

        V.R.D.B.  --    Variable Rate Demand Bond

        V.R.D.N.  --    Variable Rate Demand Note

(f) The Fund is entitled to receive principal and interest from the party within parentheses after a day or a week's notice or upon maturity. The maturity date disclosed represents the final maturity. Interest rate varies to reflect current market conditions; rate shown is the effective rate on June 30, 2005.

(g) Inverse floaters represent securities that pay interest at a rate that increases (decreases) in the same magnitude as, or in a multiple of, a decline (increase) in market short-term rates. Interest rate disclosed is the rate in effect on June 30, 2005. At June 30, 2005, the value of inverse floaters represented 3.9% of net assets.

(h) At June 30, 2005, the cost of securities for federal income tax purposes was $357,776,237 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

        Unrealized appreciation                                   $13,760,749
        Unrealized depreciation                                      (419,546)
                                                                     --------
        Net unrealized appreciation                               $13,341,203
                                                                  -----------

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.ameriprise.com.

--------------------------------------------------------------------------------
21   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
AXP Insured Tax-Exempt Fund

June 30, 2005
Assets
Investments in securities, at value (Note 1)
   (identified cost $357,776,237)                                                                              $371,117,440
Capital shares receivable                                                                                            38,594
Accrued interest receivable                                                                                       5,032,639
Receivable for investment securities sold                                                                            10,233
                                                                                                                     ------
Total assets                                                                                                    376,198,906
                                                                                                                -----------
Liabilities
Disbursements in excess of cash on demand deposit                                                                    69,750
Dividends payable to shareholders                                                                                    32,763
Capital shares payable                                                                                               46,756
Accrued investment management services fee                                                                            4,622
Accrued distribution fee                                                                                             88,816
Accrued transfer agency fee                                                                                             541
Accrued administrative services fee                                                                                     411
Other accrued expenses                                                                                               79,069
                                                                                                                     ------
Total liabilities                                                                                                   322,728
                                                                                                                    -------
Net assets applicable to outstanding shares                                                                    $375,876,178
                                                                                                               ============
Represented by
Shares of beneficial interest -- $.01 par value (Note 1)                                                       $    683,631
Additional paid-in capital                                                                                      359,206,975
Excess of distributions over net investment income                                                                     (146)
Accumulated net realized gain (loss)                                                                              2,644,515
Unrealized appreciation (depreciation) on investments                                                            13,341,203
                                                                                                                 ----------
Total -- representing net assets applicable to outstanding shares                                              $375,876,178
                                                                                                               ============
Net assets applicable to outstanding shares:                  Class A                                          $323,488,272
                                                              Class B                                          $ 46,534,461
                                                              Class C                                          $  5,852,002
                                                              Class Y                                          $      1,443
Outstanding shares of beneficial interest:                    Class A shares               58,836,401          $       5.50
                                                              Class B shares                8,464,126          $       5.50
                                                              Class C shares                1,062,313          $       5.51
                                                              Class Y shares                      263          $       5.49
                                                                                                  ---          ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
22   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Statement of operations
AXP Insured Tax-Exempt Fund

Year ended June 30, 2005
Investment income
Income:
Interest                                                                                                        $16,282,928
                                                                                                                -----------
Expenses (Note 2):
Investment management services fee                                                                                1,801,898
Distribution fee
   Class A                                                                                                          859,029
   Class B                                                                                                          502,493
   Class C                                                                                                           65,596
Transfer agency fee                                                                                                 181,403
Incremental transfer agency fee
   Class A                                                                                                           15,750
   Class B                                                                                                            4,561
   Class C                                                                                                              869
Service fee -- Class Y                                                                                                    1
Administrative services fees and expenses                                                                           166,983
Compensation of board members                                                                                        10,115
Custodian fees                                                                                                       32,160
Printing and postage                                                                                                 65,225
Registration fees                                                                                                    35,625
Audit fees                                                                                                           22,000
Other                                                                                                                14,653
                                                                                                                     ------
Total expenses                                                                                                    3,778,361
   Earnings credits on cash balances (Note 2)                                                                       (13,973)
                                                                                                                    -------
Total net expenses                                                                                                3,764,388
                                                                                                                  ---------
Investment income (loss) -- net                                                                                  12,518,540
                                                                                                                 ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on security transactions (Note 3)                                                        5,735,460
Net change in unrealized appreciation (depreciation) on investments                                               8,689,774
                                                                                                                  ---------
Net gain (loss) on investments                                                                                   14,425,234
                                                                                                                 ----------
Net increase (decrease) in net assets resulting from operations                                                 $26,943,774
                                                                                                                ===========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
23   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Statements of changes in net assets
AXP Insured Tax-Exempt Fund

Year ended June 30,                                                                            2005                 2004
Operations and distributions

Investment income (loss) -- net                                                          $ 12,518,540          $ 15,702,415
Net realized gain (loss) on investments                                                     5,735,460             4,085,600
Net change in unrealized appreciation (depreciation) on investments                         8,689,774           (23,780,245)
                                                                                            ---------           -----------
Net increase (decrease) in net assets resulting from operations                            26,943,774            (3,992,230)
                                                                                           ----------            ----------
Distributions to shareholders from:
   Net investment income
      Class A                                                                             (11,327,868)          (13,458,857)
      Class B                                                                              (1,278,151)           (1,757,338)
      Class C                                                                                (167,374)             (231,410)
      Class Y                                                                                     (50)                  (53)
   Net realized gain
      Class A                                                                              (2,021,252)           (3,978,507)
      Class B                                                                                (293,912)             (673,749)
      Class C                                                                                 (38,367)              (90,981)
      Class Y                                                                                      (8)                  (15)
                                                                                          -----------           -----------
Total distributions                                                                       (15,126,982)          (20,190,910)
                                                                                          -----------           -----------
Share transactions (Note 4)
Proceeds from sales
   Class A shares (Note 2)                                                                 22,411,428            31,357,944
   Class B shares                                                                           1,316,064             4,897,554
   Class C shares                                                                             532,706             2,130,549
Reinvestment of distributions at net asset value
   Class A shares                                                                           9,975,423            13,143,376
   Class B shares                                                                           1,215,617             1,893,236
   Class C shares                                                                             191,627               299,231
Payments for redemptions
   Class A shares                                                                         (71,267,826)          (97,406,705)
   Class B shares (Note 2)                                                                (15,879,591)          (14,759,213)
   Class C shares (Note 2)                                                                 (2,602,797)           (3,889,827)
                                                                                           ----------            ----------
Increase (decrease) in net assets from share transactions                                 (54,107,349)          (62,333,855)
                                                                                          -----------           -----------
Total increase (decrease) in net assets                                                   (42,290,557)          (86,516,995)
Net assets at beginning of year                                                           418,166,735           504,683,730
                                                                                          -----------           -----------
Net assets at end of year                                                                $375,876,178          $418,166,735
                                                                                         ============          ============
Undistributed (excess of distributions over) net investment income                       $       (146)         $    254,757
                                                                                         ------------          ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
24   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Notes to Financial Statements

AXP Insured Tax-Exempt Fund

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AXP Special Tax-Exempt Series Trust was organized as a Massachusetts business trust. AXP Special Tax-Exempt Series Trust is a "series fund" that is currently composed of six individual funds, including AXP Insured Tax-Exempt Fund. The Fund is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. The Fund has unlimited authorized shares of beneficial interest. The Fund invests primarily in securities generally exempt from federal income tax, with principal and interest either fully insured by private insurers or guaranteed by an agency or instrumentality of the U.S. government.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

At June 30, 2005, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) owned 100% of Class Y shares.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Securities for which market quotations are not readily available are valued at fair value according to methods selected in good faith by the board. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

--------------------------------------------------------------------------------
25   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist. The Fund also may write over-the-counter options where completing the obligation depends upon the credit standing of the other party.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

Swap transactions

To produce incremental earnings, to gain exposure to or protect itself from market changes, the Fund may enter into swap agreements. Swaps are an agreement between two parties to exchange periodic cash flows based on a specified amount of principal. The net cash flow is generally the difference between a floating market interest rate versus a fixed interest rate. The Fund may employ swaps to synthetically add or subtract principal exposure to the municipal market.

Risks of entering into a swap include a lack of correlation between swaps and the portfolio of municipal bonds the swaps are designed to hedge or replicate. A lack of correlation may cause the swap to experience adverse changes in value relative to expectations. In addition, swaps are subject to the risk of default of a counterparty, and the risk of adverse movements in market interest rates relative to the swap positions entered.

Swaps are valued daily and unrealized appreciation and depreciation is recorded. The Fund will realize a gain or a loss when the swap is terminated. The Fund did not enter into any swap agreements for the year ended June 30, 2005.

--------------------------------------------------------------------------------
26   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

The tax character of distributions paid for the years indicated is as follows:

Year ended June 30,                                     2005           2004

Class A
Distributions paid from:
   Ordinary income -- tax-exempt distributions*     $11,373,706    $13,458,857
   Long-term capital gain                             1,975,414      3,978,507
Class B
Distributions paid from:
   Ordinary income -- tax-exempt distributions*       1,284,817      1,757,338
   Long-term capital gain                               287,246        673,749
Class C
Distributions paid from:
   Ordinary income -- tax-exempt distributions*         168,244        231,410
   Long-term capital gain                                37,497         90,981
Class Y
Distributions paid from:
   Ordinary income -- tax-exempt distributions*              50             53
   Long-term capital gain                                     8             15

* Tax-exempt distributions were 99.54% and 98.72% for the years ended 2005 and 2004, respectively.

At June 30, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed tax-exempt income                              $    32,617
Accumulated long-term gain (loss)                            $ 2,659,969
Unrealized appreciation (depreciation)                       $13,325,749

Dividends to shareholders

Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

--------------------------------------------------------------------------------
27   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Other

Security transactions are accounted for on the date securities are purchased or sold. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

The Fund has agreements with Ameriprise Financial to manage its portfolio and provide administrative services. Under an Investment Management Services Agreement, Ameriprise Financial (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.45% to 0.35% annually as the Fund's assets increase.

Under the current Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.04% to 0.02% annually as the Fund's assets increase. It is expected that the fee schedule to the agreement will be revised effective Oct. 1, 2005. Under the new agreement, the fee percentage of the Fund's average daily net assets will decline from 0.07% to 0.04% annually as the Fund's assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other American Express mutual funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (formerly American Express Client Service Corporation) (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

o  Class A $20.50

o  Class B $21.50

o  Class C $21.00

o  Class Y $18.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Beginning May 20, 2005, the Transfer Agent implemented an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees were insignificant for the year ended June 30, 2005 and are included in the transfer agency fees on the statement of operations.

--------------------------------------------------------------------------------
28   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

The Fund has agreements with Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $245,291 for Class A, $53,997 for Class B and $2,922 for Class C for the year ended June 30, 2005.

It is expected that a new agreement to waive certain fees and expenses will be effective on Oct. 1, 2005 until June 30, 2006, such that net expenses will not exceed 0.79% for Class A, 1.55% for Class B, 1.55% for Class C and 0.64% for Class Y.

During the year ended June 30, 2005, the Fund's custodian and transfer agency fees were reduced by $13,973 as a result of earnings credits from overnight cash balances.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $129,938,387 and $197,769,544, respectively, for the year ended June 30, 2005. Realized gains and losses are determined on an identified cost basis.

4. SHARE TRANSACTIONS

Transactions in shares of the Fund for the years indicated are as follows:

                                                                 Year ended June 30, 2005
                                              Class A      Class B        Class C         Class Y
Sold                                        4,113,351      241,118         97,433              --
Issued for reinvested distributions         1,823,936      222,273         34,973              --
Redeemed                                  (13,044,813)  (2,919,908)      (476,317)             --
                                          -----------   ----------       --------           -----
Net increase (decrease)                    (7,107,526)  (2,456,517)      (343,911)             --
                                           ----------   ----------       --------           -----

                                                                 Year ended June 30, 2004
                                              Class A      Class B        Class C         Class Y
Sold                                        5,716,834      892,278        386,295              --
Issued for reinvested distributions         2,399,454      345,436         54,504              --
Redeemed                                  (17,829,858)  (2,706,838)      (711,284)             --
                                          -----------   ----------       --------           -----
Net increase (decrease)                    (9,713,570)  (1,469,124)      (270,485)             --
                                           ----------   ----------       --------           -----

--------------------------------------------------------------------------------
29   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

5. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by The Bank of New York, whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 21, 2004. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other American Express mutual funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.50% or the Prime Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.09% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with Deutsche Bank. The Fund had no borrowings outstanding during the year ended June 30, 2005.

6. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended June 30,                                              2005         2004         2003        2002      2001
Net asset value, beginning of period                                     $5.34        $5.62        $5.54       $5.48     $5.28
                                                                         -----        -----        -----       -----     -----
Income from investment operations:
Net investment income (loss)                                               .18          .19          .21         .23       .27
Net gains (losses) (both realized and unrealized)                          .19         (.22)         .22         .06       .20
                                                                         -----        -----        -----       -----     -----
Total from investment operations                                           .37         (.03)         .43         .29       .47
                                                                         -----        -----        -----       -----     -----
Less distributions:
Dividends from net investment income                                      (.18)        (.19)        (.21)       (.23)     (.27)
Distributions from realized gains                                         (.03)        (.06)        (.14)         --        --
                                                                         -----        -----        -----       -----     -----
Total distributions                                                       (.21)        (.25)        (.35)       (.23)     (.27)
                                                                         -----        -----        -----       -----     -----
Net asset value, end of period                                           $5.50        $5.34        $5.62       $5.54     $5.48
                                                                         -----        -----        -----       -----     -----
Ratios/supplemental data
Net assets, end of period (in millions)                                   $323         $352         $426        $397      $387
Ratio of expenses to average daily net assets(b)                          .84%         .83%         .83%        .82%      .82%
Ratio of net investment income (loss) to average daily net assets        3.23%        3.51%        3.78%       4.18%     4.88%
Portfolio turnover rate (excluding short-term securities)                  34%          23%         141%         32%        4%
Total return(c)                                                          7.06%        (.62%)       8.03%       5.37%     8.98%

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
30   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Class B
Per share income and capital changes(a)
Fiscal period ended June 30,                                              2005         2004         2003        2002      2001
Net asset value, beginning of period                                     $5.34        $5.63        $5.54       $5.48     $5.28
                                                                         -----        -----        -----       -----     -----
Income from investment operations:
Net investment income (loss)                                               .14          .15          .17         .19       .23
Net gains (losses) (both realized and unrealized)                          .19         (.23)         .23         .06       .20
                                                                         -----        -----        -----       -----     -----
Total from investment operations                                           .33         (.08)         .40         .25       .43
                                                                         -----        -----        -----       -----     -----
Less distributions:
Dividends from net investment income                                      (.14)        (.15)        (.17)       (.19)     (.23)
Distributions from realized gains                                         (.03)        (.06)        (.14)         --        --
                                                                         -----        -----        -----       -----     -----
Total distributions                                                       (.17)        (.21)        (.31)       (.19)     (.23)
                                                                         -----        -----        -----       -----     -----
Net asset value, end of period                                           $5.50        $5.34        $5.63       $5.54     $5.48
                                                                         -----        -----        -----       -----     -----
Ratios/supplemental data
Net assets, end of period (in millions)                                    $47          $58          $70         $65       $56
Ratio of expenses to average daily net assets(b)                         1.59%        1.58%        1.58%       1.58%     1.58%
Ratio of net investment income (loss) to average daily net assets        2.47%        2.76%        2.99%       3.43%     4.13%
Portfolio turnover rate (excluding short-term securities)                  34%          23%         141%         32%        4%
Total return(c)                                                          6.26%       (1.54%)       7.40%       4.59%     8.17%

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
31   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended June 30,                                              2005         2004         2003        2002      2001
Net asset value, beginning of period                                     $5.35        $5.64        $5.55       $5.49     $5.28
                                                                         -----        -----        -----       -----     -----
Income from investment operations:
Net investment income (loss)                                               .14          .15          .17         .19       .23
Net gains (losses) (both realized and unrealized)                          .19         (.23)         .23         .06       .21
                                                                         -----        -----        -----       -----     -----
Total from investment operations                                           .33         (.08)         .40         .25       .44
                                                                         -----        -----        -----       -----     -----
Less distributions:
Dividends from net investment income                                      (.14)        (.15)        (.17)       (.19)     (.23)
Distributions from realized gains                                         (.03)        (.06)        (.14)         --        --
                                                                         -----        -----        -----       -----     -----
Total distributions                                                       (.17)        (.21)        (.31)       (.19)     (.23)
                                                                         -----        -----        -----       -----     -----
Net asset value, end of period                                           $5.51        $5.35        $5.64       $5.55     $5.49
                                                                         -----        -----        -----       -----     -----
Ratios/supplemental data
Net assets, end of period (in millions)                                     $6           $8           $9          $6        $2
Ratio of expenses to average daily net assets(b)                         1.59%        1.59%        1.58%       1.58%     1.58%
Ratio of net investment income (loss) to average daily net assets        2.48%        2.76%        2.98%       3.44%     4.16%
Portfolio turnover rate (excluding short-term securities)                  34%          23%         141%         32%        4%
Total return(c)                                                          6.25%       (1.54%)       7.39%       4.59%     8.40%

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
32   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Class Y
Per share income and capital changes(a)
Fiscal period ended June 30,                                              2005         2004         2003        2002      2001
Net asset value, beginning of period                                     $5.34        $5.62        $5.53       $5.47     $5.27
                                                                         -----        -----        -----       -----     -----
Income from investment operations:
Net investment income (loss)                                               .19          .21          .22         .24       .28
Net gains (losses) (both realized and unrealized)                          .19         (.23)         .23         .06       .20
                                                                         -----        -----        -----       -----     -----
Total from investment operations                                           .38         (.02)         .45         .30       .48
                                                                         -----        -----        -----       -----     -----
Less distributions:
Dividends from net investment income                                      (.20)        (.20)        (.22)       (.24)     (.28)
Distributions from realized gains                                         (.03)        (.06)        (.14)         --        --
                                                                         -----        -----        -----       -----     -----
Total distributions                                                       (.23)        (.26)        (.36)       (.24)     (.28)
                                                                         -----        -----        -----       -----     -----
Net asset value, end of period                                           $5.49        $5.34        $5.62       $5.53     $5.47
                                                                         -----        -----        -----       -----     -----
Ratios/supplemental data
Net assets, end of period (in millions)                                    $--          $--          $--         $--       $--
Ratio of expenses to average daily net assets(b)                          .64%         .64%         .68%        .67%      .67%
Ratio of net investment income (loss) to average daily net assets        3.46%        3.78%        4.06%       4.39%     5.05%
Portfolio turnover rate (excluding short-term securities)                  34%          23%         141%         32%        4%
Total return(c)                                                          7.09%        (.40%)       8.46%       5.60%     9.22%

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
33   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP SPECIAL TAX-EXEMPT SERIES TRUST

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of AXP Insured Tax-Exempt Fund (a fund within AXP Special Tax-Exempt Series Trust) as of June 30, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended June 30, 2005, and the financial highlights for each of the years in the five-year period ended June 30, 2005. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of AXP Insured Tax-Exempt Fund as of June 30, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

August 22, 2005

--------------------------------------------------------------------------------
34   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Federal Income Tax Information

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on your year-end statement.

AXP Insured Tax-Exempt Fund
Fiscal year ended June 30, 2005

Class A

Income distributions -- 99.54% are tax-exempt.

Payable date                                                         Per share
July 26, 2004                                                         $0.01581
Aug. 25, 2004                                                          0.01492
Sept. 24, 2004                                                         0.01631
Oct. 25, 2004                                                          0.01665
Nov. 24, 2004                                                          0.01418
Dec. 22, 2004                                                          0.02944
Jan. 27, 2005                                                          0.01751
Feb. 24, 2005                                                          0.01367
March 30, 2005                                                         0.01672
April 28, 2005                                                         0.01333
May 26, 2005                                                           0.01260
June 29, 2005                                                          0.01652
Total                                                                 $0.19766

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.01623
Total distributions                                                   $0.21389

--------------------------------------------------------------------------------
35   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Class B

Income distributions -- 99.54% are tax-exempt.

Payable date                                                         Per share
July 26, 2004                                                         $0.01232
Aug. 25, 2004                                                          0.01156
Sept. 24, 2004                                                         0.01292
Oct. 25, 2004                                                          0.01347
Nov. 24, 2004                                                          0.01077
Dec. 22, 2004                                                          0.02627
Jan. 27, 2005                                                          0.01344
Feb. 24, 2005                                                          0.01049
March 30, 2005                                                         0.01290
April 28, 2005                                                         0.01008
May 26, 2005                                                           0.00955
June 29, 2005                                                          0.01255
Total                                                                 $0.15632

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.01623
Total distributions                                                   $0.17255

Class C

Income distributions -- 99.54% are tax-exempt.

Payable date                                                         Per share
July 26, 2004                                                         $0.01237
Aug. 25, 2004                                                          0.01156
Sept. 24, 2004                                                         0.01293
Oct. 25, 2004                                                          0.01349
Nov. 24, 2004                                                          0.01078
Dec. 22, 2004                                                          0.02628
Jan. 27, 2005                                                          0.01344
Feb. 24, 2005                                                          0.01049
March 30, 2005                                                         0.01291
April 28, 2005                                                         0.01008
May 26, 2005                                                           0.00955
June 29, 2005                                                          0.01256
Total                                                                 $0.15644

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.01623
Total distributions                                                   $0.17267

--------------------------------------------------------------------------------
36   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Class Y

Income distributions -- 99.54% are tax-exempt.

Payable date                                                         Per share
July 26, 2004                                                         $0.01687
Aug. 25, 2004                                                          0.01591
Sept. 24, 2004                                                         0.01744
Oct. 25, 2004                                                          0.01763
Nov. 24, 2004                                                          0.01523
Dec. 22, 2004                                                          0.03037
Jan. 27, 2005                                                          0.01854
Feb. 24, 2005                                                          0.01454
March 30, 2005                                                         0.01786
April 28, 2005                                                         0.01435
May 26, 2005                                                           0.01355
June 29, 2005                                                          0.01774
Total                                                                 $0.21003

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.01623
Total distributions                                                   $0.22626

Source of distributions

For dividends paid by the Fund to be tax-exempt the Fund must have at least 50% of its assets in tax-exempt obligations at the end of each fiscal quarter.

Federal taxation

Tax-exempt distributions are exempt from federal income taxes and should not be included in shareholders' gross income. The income from this Fund is subject to the alternative minimum tax (AMT). The AMT percentage as of June 30, 2005 was 5.21%.

Other taxation

Tax-exempt distributions may be subject to state and local taxes. Each shareholder should consult a tax advisor about reporting this income for state and local tax purposes.

--------------------------------------------------------------------------------
37   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Source of income by state

Percentages of income from municipal securities earned by the Fund from various states during the fiscal year ended June 30, 2005 are listed below.

Alabama                         3.070%    Nebraska                        0.695%
Alaska                          1.328     Nevada                          0.777
Arizona                         1.198     New Jersey                      0.478
Arkansas                        0.178     New Mexico                      0.124
California                     15.418     New York                       10.411
Colorado                        2.686     North Carolina                  1.923
Delaware                        0.339     Ohio                            2.926
Florida                         3.829     Oklahoma                        0.510
Georgia                         3.977     Oregon                          1.054
Illinois                        8.674     Pennsylvania                    2.840
Indiana                         2.557     Puerto Rico                     3.275
Kansas                          0.254     Rhode Island                    0.454
Kentucky                        0.380     South Carolina                  1.757
Louisiana                       0.887     Tennessee                       1.408
Maine                           1.024     Texas                           7.543
Maryland                        0.021     Utah                            1.196
Massachusetts                   3.301     Virginia                        2.922
Michigan                        2.435     Washington                      3.698
Minnesota                       0.044     Washington, D.C.                1.298
Mississippi                     0.320     West Virginia                   0.626
Missouri                        1.650     Wyoming                         0.070
Montana                         0.445

--------------------------------------------------------------------------------
38   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended June 30, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
39   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

                                                    Beginning          Ending         Expenses        Annualized
                                                  account value     account value   paid during         expense
                                                  Jan. 1, 2005      June 30, 2005   the period(a)        ratio
Class A
   Actual(b)                                          $1,000         $1,021.50          $4.21(c)          .84%
   Hypothetical (5% return before expenses)           $1,000         $1,020.63          $4.21(c)          .84%
Class B
   Actual(b)                                          $1,000         $1,017.70          $7.95(c)         1.59%
   Hypothetical (5% return before expenses)           $1,000         $1,016.91          $7.95(c)         1.59%
Class C
   Actual(b)                                          $1,000         $1,017.70          $8.00(c)         1.60%
   Hypothetical (5% return before expenses)           $1,000         $1,016.86          $8.00(c)         1.60%
Class Y
   Actual(b)                                          $1,000         $1,022.60          $2.91(c)          .58%
   Hypothetical (5% return before expenses)           $1,000         $1,021.92          $2.91(c)          .58%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended June 30, 2005: +2.15% for Class A, +1.77% for Class B, +1.77% for Class C and +2.26% for Class Y.

(c) Pending final approval from the Fund's Board of Directors (Board), it is expected that, effective Oct. 1, 2005, the fee schedule under the Administrative Services Agreement between Ameriprise Financial and the Fund will be revised. It is also expected that Ameriprise Financial and its affiliates will contractually agree to waive certain fees and to absorb certain expenses until June 30, 2006, unless sooner terminated at the discretion of the Board. Under this expense cap/fee waiver agreement, net expenses will not exceed 0.79% for Class A; 1.55% for Class B; 1.55% for Class C; and 0.64% for Class Y. If the revised fee schedule under the Administrative Services Agreement and the cap/waiver agreement had been in place for the entire six-month period ended June 30, 2005, the actual expenses paid would have been $3.96 for Class A, $7.75 for Class B, $7.75 for Class C, and $3.21 for Class Y; the hypothetical expenses paid would have been $3.96 for Class A, $7.75 for Class B, $7.75 for Class C and $3.21 for Class Y.

--------------------------------------------------------------------------------
40   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a board that oversees the Fund's operations. The board appoints officers who are responsible for day-to-day business decisions based on policies set by the board.

The following is a list of the Fund's board members. Each member oversees 14 Master Trust portfolios and 90 American Express mutual funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the board.

Independent Board Members

Name, address, age                     Position held      Principal occupation       Other directorships
                                       with Fund and      during past five years
                                       length of service
-------------------------------------- ------------------ -------------------------- ---------------------------
Arne H. Carlson                        Board member       Chair, Board Services
901 S. Marquette Ave.                  since 1999         Corporation (provides
Minneapolis, MN 55402                                     administrative services
Age 70                                                    to boards). Former
                                                          Governor  of Minnesota
-------------------------------------- ------------------ -------------------------- ---------------------------
Philip J. Carroll, Jr.                 Board member       Retired Chairman and       Scottish Power PLC,
901 S. Marquette Ave.                  since 2002         CEO,  Fluor Corporation    Vulcan Materials Company,
Minneapolis, MN 55402                                     (engineering and           Inc. (construction
Age 67                                                    construction) since 1998   materials/chemicals)
-------------------------------------- ------------------ -------------------------- ---------------------------
Livio D. DeSimone                      Board member       Retired Chair of the       Cargill, Incorporated
30 Seventh Street East                 since 2001         Board and  Chief           (commodity merchants and
Suite 3050                                                Executive Officer,         processors), General
St. Paul, MN 55101-4901                                   Minnesota Mining and       Mills, Inc. (consumer
Age 71                                                    Manufacturing (3M)         foods), Vulcan Materials
                                                                                     Company (construction
                                                                                     materials/ chemicals),
                                                                                     Milliken & Company
                                                                                     (textiles and chemicals),
                                                                                     and Nexia Biotechnologies,
                                                                                     Inc.
-------------------------------------- ------------------ -------------------------- ---------------------------
Patricia M. Flynn                      Board member       Trustee Professor of       BostonFed Bancorp, Inc.
901 S. Marquette Ave.                  since 2004         Economics and              (holding company) and its
Minneapolis, MN 55402                                     Management, Bentley        subsidiary Boston Federal
Age 54                                                    College since 2002;        Savings Bank
                                                          former Dean, McCallum
                                                          Graduate School of
                                                          Business,  Bentley
                                                          College from 1999 to 2002
-------------------------------------- ------------------ -------------------------- ---------------------------
Anne P. Jones                          Board member       Attorney and Consultant
901 S. Marquette Ave.                  since 1985
Minneapolis, MN 55402
Age 70
-------------------------------------- ------------------ -------------------------- ---------------------------
Stephen R. Lewis, Jr.                  Board member       Retired President and      Valmont Industries, Inc.
901 S. Marquette Ave.                  since 2002         Professor of Economics,    (manufactures irrigation
Minneapolis, MN 55402                                     Carleton College           systems)
Age 66
-------------------------------------- ------------------ -------------------------- ---------------------------

--------------------------------------------------------------------------------
41   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position held      Principal occupation        Other directorships
                                       with Fund and      during past five years
                                       length of service
-------------------------------------- ------------------ --------------------------- ---------------------------
Catherine James Paglia                 Board member       Director, Enterprise        Strategic Distribution,
901 S. Marquette Ave.                  since 2004         Asset Management, Inc.      Inc. (transportation,
Minneapolis, MN 55402                                     (private real estate and    distribution and
Age 52                                                    asset management company)   logistics consultants)
                                                          since 1999
-------------------------------------- ------------------ --------------------------- ---------------------------
Alan K. Simpson                        Board member       Former three-term United
1201 Sunshine Ave.                     since 1997         States Senator for Wyoming
Cody, WY 82414
Age 73
-------------------------------------- ------------------ --------------------------- ---------------------------
Alison Taunton-Rigby                   Board member       Founder and Chief           Hybridon, Inc.
901 S. Marquette Ave.                  since 2002         Executive Officer,          (biotechnology)
Minneapolis, MN 55402                                     RiboNovix, Inc. since
Age 61                                                    2004; President, Forester
                                                          Biotech since 2000;
                                                          prior to that,
                                                          President and CEO,
                                                          Aquila
                                                          Biopharmaceuticals,
                                                          Inc.
-------------------------------------- ------------------ --------------------------- ---------------------------

Board Member Affiliated with Ameriprise Financial, Inc. (formerly AEFC)*

Name, address, age                     Position held      Principal occupation        Other directorships
                                       with Fund and      during past five years
                                       length of service
-------------------------------------- ------------------ --------------------------- ---------------------------
William F. Truscott                    Board member       Senior Vice President -
53600 Ameriprise Financial Center      since 2001,        Chief Investment Officer
Minneapolis, MN 55474                  Vice President     of Ameriprise Financial,
Age 44                                 since 2002         Inc. and RiverSource
                                                          Investments, LLC since
                                                          2001. Former Chief
                                                          Investment Officer and
                                                          Managing Director, Zurich
                                                          Scudder Investments
-------------------------------------- ------------------ --------------------------- ---------------------------

* Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.

--------------------------------------------------------------------------------
42   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Truscott, who is vice president, the Fund's other officers are:

Other Officers

Name, address, age                     Position held      Principal occupation        Other directorships
                                       with Fund and      during past five years
                                       length of service
-------------------------------------- ------------------ --------------------------- ---------------------------
Jeffrey P. Fox                         Treasurer          Vice President -
105 Ameriprise Financial Center        since 2002         Investment Accounting,
Minneapolis, MN 55474                                     Ameriprise Financial,
Age 50                                                    Inc., since 2002; Vice
                                                          President - Finance,
                                                          American Express
                                                          Company, 2000-2002;
                                                          Vice President -
                                                          Corporate Controller,
                                                          Ameriprise Financial,
                                                          Inc., 1996-2000
-------------------------------------- ------------------ --------------------------- ---------------------------
Paula R. Meyer                         President          Senior Vice President and
596 Ameriprise Financial Center        since 2002         General Manager - Mutual
Minneapolis, MN 55474                                     Funds, Ameriprise
Age 51                                                    Financial, Inc. since
                                                          2002; Vice President and
                                                          Managing Director -
                                                          American Express Funds,
                                                          Ameriprise Financial, Inc.
                                                          2000-2002; Vice
                                                          President, Ameriprise
                                                          Financial, Inc.
                                                          1998-2000
-------------------------------------- ------------------ --------------------------- ---------------------------
Leslie L. Ogg                          Vice President,    President of Board
901 S. Marquette Ave.                  General Counsel,   Services Corporation
Minneapolis, MN 55402                  and Secretary
Age 66                                 since 1978
-------------------------------------- ------------------ --------------------------- ---------------------------
Beth E. Weimer                         Chief Compliance   Vice President and Chief
172 Ameriprise Financial Center        Officer since      Compliance Officer,
Minneapolis, MN 55474                  2004               Ameriprise Financial,
Age 52                                                    Inc. since 2001; Vice
                                                          President and Chief
                                                          Compliance Officer,
                                                          Ameriprise Financial
                                                          Services, Inc. (formerly
                                                          American Express
                                                          Financial Advisors),
                                                          2001-2005; Partner,
                                                          Arthur Andersen
                                                          Regulatory Risk Services,
                                                          1998-2001
-------------------------------------- ------------------ --------------------------- ---------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
43   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

Ameriprise Financial, Inc. (formerly American Express Financial Corporation or
AEFC), (the investment manager), is a wholly-owned subsidiary of American Express Company. Under an Investment Management Services Agreement (the Agreement), the investment manager provides investment advice and other services to the Fund. Throughout the year, the Funds' Board of Directors and the Board's Investment Review Committee monitor these services.

Each year the Board determines whether to continue the Agreement by evaluating the quality and level of service received and the costs associated with those services. The investment manager prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations to assist the Board in making this determination. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Agreement.

On February 1, 2005, American Express Company announced its intention to pursue a spin-off of AEFC by distributing shares of the common stock of AEFC to shareholders of American Express Company. At a meeting held in person on April 14, 2005, the Board, including a majority of the independent members, approved the continuation of the Agreement for an interim period, not to exceed one year, ending on the later of (i) the effective date of the spin-off or (ii) the approval by the Fund's shareholders of a new investment management services agreement with the investment manager (the Interim Period). The spin-off will not result in an "assignment" of the Agreement under the Investment Company Act of 1940 and, therefore, will not cause the termination of the Agreement according to its terms. In connection with the spin-off the investment manager has proposed that going forward, services under the Agreement be provided by an affiliate, RiverSource Investments, LLC (RiverSource). Independent counsel advised the Board that it would be prudent, in connection with the spin-off, to consider a new agreement with RiverSource and to seek shareholder approval of that agreement as soon as practical thereafter.

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that over time the Fund's investment performance should be above the median for a peer group of funds with similar investment goals and noted that the Fund's investment performance, although below median, Ameriprise has implemented a new fixed income sector team approach to managing the Fund and performance has begun to improve.

The Board noted that, in addition to portfolio management and investment research, the investment manager provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and the investment manager's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

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44   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

The Board also evaluated the price paid for the services provided by the investment manager, noting the existence of a pricing philosophy, established by the Board and the investment manager, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisors. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and data showing the Fund's contribution to the investment manager's profitability. The Board determined that the total expense ratio of the Fund is below median for its comparison group.

The Board considered the economies of scale that might be realized by the investment manager as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the Agreement satisfactorily provided for sharing these economies of scale.

The Board took into account the Contracts Committee's discussion comparing the fees the investment manager charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund, like the Fund, and the operation of a large mutual fund family. The Board also considered the profitability realized by the investment manager and its affiliates from its relationship with the Fund. The Board took into account the services acquired by the investment manager through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that the investment manager's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to the investment manager under the Agreement were fair and reasonable and determined to approve renewal of the Agreement for the Interim Period.

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45   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website www.ameriprise.com; or by searching the website of the Securities and Exchange Commission http://www.sec.gov. You may view the Fund's voting record for all portfolio companies whose shareholders meetings were completed the previous quarter on www.ameriprise.com or obtain a copy by calling the Fund's administrator, Board Services Corporation, collect at
(612) 330-9283. In addition, information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available at http://www.sec.gov.

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46   ---   AXP INSURED TAX-EXEMPT FUND   ---   2005 ANNUAL REPORT

American Express Funds
70100 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. Distributed by Ameriprise Financial Services, Inc. (formerly known as American Express Financial Advisors Inc.). Member NASD. American Express Company is separate from Ameriprise Financial Services, Inc. and is not a broker-dealer.